EXHIBIT 99.1

FOR IMMEDIATE RELEASE

XEROX INTENDS TO BUY GLOBAL IMAGING SYSTEMS FOR $29 PER SHARE

Increases Xerox’s U.S. distribution to SMB customers by 50 percent;

1,400 more ‘feet on the street’ serving 200,000 new customers

STAMFORD, Conn., April 2, 2007 – Xerox Corporation (NYSE: XRX) and Global Imaging Systems, Inc. (NASDAQ: GISX) today announced a definitive agreement for Xerox to acquire Global Imaging for $29 per share in cash. The total purchase price is expected to be about $1.5 billion.

Global Imaging Systems focuses on small and mid-size businesses (SMB) through 21 regional core companies in the U.S. that sell and service document management systems such as printers, copiers and multifunction devices; network integration services; and electronic presentation systems. As an office technology dealer, Global sells products from various suppliers, none of which today include Xerox. In addition to its existing offerings, Global will start selling Xerox document management products following the close of the acquisition.

“Joining forces with Global Imaging Systems gives Xerox access to their extensive customer base and adds more than 1,400 ‘feet on the street’ selling Xerox systems,” said Anne M. Mulcahy, Xerox chairman and chief executive officer.

Global Imaging, headquartered in Tampa, Fla., serves nearly 200,000 customers across the U.S. that generate for the company more than $1 billion in annual sales. Through the acquisition, Xerox will benefit not only from increased equipment sales but also from the strong annuity stream that comes from the service and supplies to support these products.

“Xerox already has the industry’s largest portfolio of document systems and services and the broadest U.S. distribution network,” added Mulcahy. “With Global’s localized expertise, experienced employees, and deep customer relationships, we’ll increase our distribution to SMB customers by more than 50 percent at a time when our

Xerox Announces Intent to Acquire Global Imaging Systems Inc.

portfolio is at its strongest, earning an even greater share of the $16 billion SMB document market in the U.S.”

According to IDC, a leading industry research firm, installs of office printers and multifunction products in small and mid-size businesses have been increasing at a compound annual growth rate of 15 percent over the last five years.

Global Imaging started as a small distribution network and has grown into a national leader in providing office technology for SMB customers, like law firms, doctors’ offices, accounting agencies, manufacturing companies and more. “Our customers require highly skilled sales representatives, reasonably priced quality technology, and superior service and support at the local level,” said Tom Johnson, chairman and CEO of Global Imaging Systems, who founded the company in 1994. “As a Xerox company, we’ll be better positioned to exceed our customers’ requirements. Through the entrepreneurial spirit of our core companies, we’ll provide one-stop shopping with Xerox as a leading brand supported by dedicated local service. Our stakeholders – customers, shareholders and employees – all benefit from this opportunity to be part of Xerox.”

Global will over time add the full range of Xerox office and production products and supplies, including all Phaser® and WorkCentre® printers and multifunction systems that print, copy, fax and scan, as well as Xerox Nuvera™ and DocuColor® digital presses.

A recent report by industry research firm IDC cited Global for the success of its business model and growth strategy. “Global Imaging has continued to execute on a carefully planned growth strategy over the last couple of years,” according to IDC analyst Keith Kmetz. “Global is relentless about focusing on service, chooses its acquisitions very carefully and has chosen a target market (mid-market companies) that is advantageous. Global has shown it can grow not only through acquisitions but also through effective management of existing businesses.”

Once the transaction is complete, Global Imaging will operate as a wholly owned subsidiary of Xerox. Tom Johnson and Michael Shea, president and chief operating officer of Global, will continue to lead the company, reporting directly to Jim Firestone, president, Xerox North America. They will work in tandem with Xerox’s North American Partners Group to align with Xerox’s other SMB distribution channels. The acquisition of

Xerox Announces Intent to Acquire Global Imaging Systems Inc.

Global builds on Xerox’s announcement earlier this year to increase its investments in sales channels by providing a broader array of offerings and revenue growth opportunities to value-added resellers and independent agents.

Global Imaging will keep its headquarters in Tampa, Fla. Its 4,500 employees will continue to operate as part of Global in the company’s 21 regional core companies.

Expected to close in May, this acquisition is Xerox’s third in the past year. In July 2006, Xerox closed on the $175 million cash acquisition of Amici LLC, a provider of electronic-discovery services that support litigation and regulatory compliance. Xerox acquired XMPie for $54 million in November of last year. XMPie is the leading provider of software for personalized, multimedia marketing campaigns.

The acquisition of Global Imaging Systems is subject to customary closing conditions, including the tender of at least a majority of the shares of Global common stock and receipt of clearance under the Hart-Scott-Rodino Antitrust Improvements Act. The transaction has been structured as a two-step acquisition including a cash tender offer for all outstanding shares of Global common stock followed by a cash merger in which Xerox would acquire any remaining outstanding shares of Global common stock.

Xerox expects the acquisition of Global will be accretive to Xerox’s full-year 2007 earnings.

Since its founding in June 1994, Global Imaging Systems, Inc. has acquired more than 80 businesses and has operations in 32 states and the District of Columbia. Global held its initial public offering in 1998. For the company’s fiscal year that ended March 31, 2006, the last year for which results have been reported, Global delivered full-year revenue of $1.03 billion, an increase of 11 percent from the previous fiscal year. Income from operations was $114 million, and net income was $62 million, up 9 percent from fiscal year 2005.

-XXX-

Media Contacts:

Christa Carone, Xerox Corporation, 203-968-4644, christa.carone@xerox.com

Mike Zimmerman, Xerox Corporation, 585-423-4588, michael.zimmerman@xerox.com

Earle Brown, for Global Imaging Systems, 727-781-5577, gisx@mindspring.com

Xerox Announces Intent to Acquire Global Imaging Systems Inc.

Webcast Information: A Webcast with Xerox CEO Anne Mulcahy and Chief Financial Officer Lawrence Zimmerman to discuss Xerox’s acquisition of Global will be held today at 8:30 a.m. ET.

To access the Webcast, visit www.xerox.com/investor or

http://phx.corporate-ir.net/phoenix.zhtml?c=104414&p=irol-EventDetails&EventId=1514671.

A replay of the Webcast will be available after 10:30 a.m. ET today. Additional information regarding the acquisition is available at www.xerox.com/news.

Note to Editors: This release contains “forward-looking statements” that reflect management’s current beliefs and expectations and are subject to a number of factors that may cause actual results to differ materially. These factors include but are not limited to the ability to obtain regulatory approval for the transaction; the risk that the businesses of Xerox and Global will not be integrated successfully, or will take longer than anticipated; the risk that the expected cost savings from the transaction will not be achieved or unexpected costs will be incurred; the risk that customer retention goals will not be met and that disruptions from the transaction will harm relationships with customers, employees and suppliers; the outcome of litigation and regulatory proceedings to which we may be a party; actions of competitors; changes and developments affecting our industry; quarterly or cyclical variations in financial results; development of new products and services; interest rates and cost of borrowing; our ability to maintain and improve cost efficiency of operations; changes in foreign currency exchange rates; changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax matters in the foreign countries in which we do business; reliance on third parties for manufacturing of products and provision of services; and other risks that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” section and other sections of our 2006 Form 10-K. Additional information concerning these and other factors is included in the company’s 2006 Form 10-K. The company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

Additional Information

The tender offer described in this release has not yet commenced, and this release is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the tender offer is commenced, Xerox will file a tender offer statement with the U.S. Securities and Exchange Commission (SEC). Investors and Global security holders are strongly advised to read the tender offer statement (including an offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement that will be filed by Global with the SEC, because they will contain important information. These documents will be available at no charge on the SEC’s website at www.sec.gov. In addition, a copy of the offer to purchase, letter of transmittal and certain other related tender offer documents (once they become available) may be obtained free of charge by directing a request to Xerox at InvestorRelations@xerox.com, or Xerox Corporation, 800 Long Ridge Rd., Stamford, CT 06904, Attn: Investor Relations.

XEROX®, Phaser®, WorkCentre®, and Xerox Nuvera™ are trademarks of XEROX CORPORATION. DocuColor® is used under license.